UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2020

FINJAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33304	20-4075963
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2000 University Avenue, Suite 600
East Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

(650) 282 3228

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FNJN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

As previously disclosed on June 10, 2020, in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Finjan Holdings, Inc., a Delaware corporation (the “Company”), the Company entered into an Agreement and Plan of Merger, dated as of June 10, 2020 (the “Merger Agreement”), with CFIP Goldfish Holdings LLC, a Delaware limited liability company (“Parent”), and CFIP Goldfish Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the acquisition of the Company by Parent in an all-cash transaction, consisting of a tender offer (the “Offer”) for all of the outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company by Merger Sub, followed by a subsequent merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Fortress Investment Group LLC (“Fortress”).

Item 2.01. Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, on June 24, 2020, Merger Sub commenced the Offer to acquire all of the outstanding shares of Common Stock (“Shares”) for $1.55 per Share in cash (the “Offer Price”), without interest and net of withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 24, 2020 (as amended or supplemented), and the related Letter of Transmittal.

The Offer and withdrawal rights expired one minute following 11:59 p.m. (12:00 midnight), Eastern Time, on Wednesday, July 22, 2020 (the “Expiration Time”). Computershare Trust Company, N.A., in its capacity as the depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Parent and Merger Sub that, as of the Expiration Time, a total of 21,295,218 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered but which Shares were not yet delivered) had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 76.5% of the outstanding Shares. The Depositary and Paying Agent also advised Parent and Merger Sub that, as of the Expiration Time, it received Notices of Guaranteed Delivery with respect to 55,605 additional Shares, representing approximately 0.2% of the outstanding Shares.

All conditions to the Offer having been satisfied, on July 23, 2020, Merger Sub accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares will be made by the Depositary and Paying Agent in accordance with the terms of the Offer.

On July 24, 2020, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each outstanding Share not tendered in the Offer (other than Shares (1) held by the Company or its subsidiaries or held in the Company's treasury, (2) owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent or Merger Sub or any person that directly or indirectly owns all of the equity interests in Parent or Merger Sub, or (3) owned by any stockholder who is entitled to and has properly exercised and perfected such stockholder's demand for appraisal rights in respect of such shares in accordance with, and in compliance in all respects with, Section 262 of the DGCL) was automatically canceled and converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and net of withholding taxes.

In addition, at the Effective Time, (1) each outstanding Company stock option, whether or not then exercisable or vested, that had an exercise price per share that was less than the Merger Consideration became fully vested, cancelled and converted automatically into the right to receive an amount in cash, without interest, equal to the product of (a) the excess, if any, of (i) the Merger Consideration over (ii) the per share exercise price of such Company stock option multiplied by (b) the number of shares subject to such Company stock option immediately before the Effective Time, (2) each Company stock option with a per share exercise price equal to or greater than the Merger Consideration was cancelled without consideration as of the Effective Time, and (3) each Company restricted stock unit outstanding vested as of immediately before the Effective Time and was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the Merger Consideration multiplied by (b) the number of Shares subject to such Company restricted stock unit immediately before the Effective Time.

The aggregate consideration paid in the Offer and the Merger was approximately $43.9 million, excluding related transaction fees and expenses. Funds required to complete the Offer and the Merger were provided to Parent by its equity owners.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 10, 2020 and is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with completion of the Merger, on July 24, 2020, the Company notified the Nasdaq Capital Market (“Nasdaq”) of the effectiveness of the Merger and requested that Nasdaq file with the SEC a notification on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Shares on Nasdaq was halted prior to the opening of trading on July 24, 2020 and suspended following the closing of trading on July 24, 2020. Nasdaq filed the Form 25 with the SEC on July 24, 2020. The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant

The information set forth in Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company occurred at the Acceptance Time. Upon the effectiveness of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors; Election of Directors

In connection with completion of the Merger, each member of the Company’s Board of Directors (the “Board”) resigned from the Board and from the board of directors of any subsidiary of the Company and from all committees thereof on which such directors served, effective as of the Effective Time. On July 24, 2020, pursuant to the Merger Agreement in connection with completion of the Merger, the directors of Merger Sub became the directors of the Company. Information regarding the new directors has been previously disclosed on Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO on June 24, 2020.

Other than as set forth above, the Company is not aware of any arrangements or understandings between the foregoing persons, on the one hand, and any other person, on the other hand, pursuant to which they were selected to their new positions with the Company. Other than as set forth above, the Company is not aware of any transaction in which the foregoing persons have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01 Other Events

On July 24, 2020, the Company and Fortress issued a press release announcing the closing of the transactions contemplated by the Merger Agreement. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
2.1	Agreement and Plan of Merger, dated as of June 10, 2020, among Finjan Holdings, Inc., CFIP Goldfish Holdings LLC and CFIP Goldfish Merger Sub (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Finjan Holdings, Inc. on June 10, 2020).
3.1	Second Amended and Restated Certificate of Incorporation of Finjan Holdings, Inc.
3.2	Second Amended and Restated Bylaws of Finjan Holdings, Inc.
99.1	Joint press release issued by Fortress Investment Group LLC and Finjan Holdings, Inc., dated July 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2020
FINJAN HOLDINGS, INC.

	By:	/s/ Philip Hartstein
	Name:	Philip Hartstein
	Title:	President & Chief Executive Officer